                                                                    EXHIBIT 23.3

                       CONSENT OF WARBURG DILLON READ LLC

     We hereby consent to the use of Appendix D containing our opinion letter dated September 16, 1999 to the Special Committee of the Board of Directors of the Presley Companies and to the reference to the confirmation of our opinion letter on October 7, 1999 in the Proxy Statement/Prospectus constituting a part of the Registration Statement on Form S-4 relating to the proposed merger involving The Presley Companies and to the references to our firm in such Proxy Statement/Prospectus. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          WARBURG DILLON READ LLC

                                          By:       /s/ PETER R. STONE
                                             -----------------------------------
                                                       Peter R. Stone
                                                          Director